UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Clark Street, Sharon, PA USA	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 02 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

The information contained below in Item 5.02 related to the Employment Agreement is hereby incorporated by reference into this Item 1.01.

The information contained below in Item 5.02 related to the Letter Deed of Departure is hereby incorporated by reference into this Item 1.01.

Item 1.02 – Termination of a Material Definitive Agreement.

The information contained below in Item 5.02 related to the termination of the employment agreement of James Manning is hereby incorporated by reference into this Item 1.02.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On May 22, 2023 the Board of Directors (“the Board”) of Mawson Infrastructure Group Inc. (“the Company”) appointed Rahul Mewawalla, 44, to serve as Chief Executive Officer and President of the Company, effective immediately.

Mr. Mewawalla is U.S. based and has served as an independent director on the Board since January 31, 2023, and will remain on the Board as an executive director. Subsequent to his appointment as CEO and President, Mr. Mewawalla, as an executive of the Company, will no longer be a member of the Audit Committee, the Compensation Committee or the Nomination and Corporate Governance Committee.

Mr. Mewawalla is a technology and business leader who brings extensive strategic and operational expertise across Fortune 500 and growth companies, having held senior executive and operating roles including as CEO, President, and Executive Vice President. He has experience with global companies including Yahoo Inc, General Electric Company (NYSE: GE) and Nokia Corporation (NYSE: NOK) and has served as board director for several NASDAQ-listed public companies including as Chairman of the Board, Audit Committee Chair, Compensation Committee Chair, Nominating and Governance Committee, Special Committee and Strategic Transactions Committee Member. He received an MBA degree at the Kellogg School of Management at Northwestern University.

In connection with his appointment, on May 22, 2023 the Company and Mr. Mewawalla have entered into a written employment agreement (the “Employment Agreement”). The Employment Agreement provides for an at-will employment relationship where Mr. Mewawalla will receive a base salary, Company’s equity including restricted stocks and options, and receive bonuses. Mr. Mewawalla will also be eligible to participate in the Company’s employee benefits plans as in effect from time to time on the same basis as generally made available to other senior U.S. based executives of the Company. Mr. Mewawalla will be entitled to severance payments, bonuses and benefits, as defined and outlined in the Employment Agreement and if he is terminated without cause or resigns with good reason, all his unvested equity will also immediately vest. The parties have agreed to a general form of release that the parties will execute in the event of a termination without cause or a resignation with good reason with obligations from both parties as defined and outlined in Mr. Mewawalla’s Employment Agreement.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances, each as defined and outlined in the Employment Agreement. Pursuant to his Employment Agreement, Mr. Mewawalla has also agreed to restrictions including disclosure and use of the Company’s confidential information, and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property, as well as a non-compete as defined and outlined in the Employment Agreement.

Mr. Mewawalla will receive a base salary of $750,000 and target annual bonuses comprised of (a) 125% of base salary in cash and (b) 100% of base salary as restricted stock units (“RSUs”). Mr. Mewawalla will receive a sign-on RSUs bonus equal to $500,000, which may be pro-rata clawed-back under certain circumstances (as specified in the Employment Agreement), a pro-rata grant of annual RSUs for the first calendar year and annual additional grants of RSUs of at least $1,000,000 for subsequent years. In order to further incentivize shareholder returns and company performance, Mr. Mewawalla will be issued 1,750,000 options which have vesting terms between 12 and 24 months, at a strike price determined based on date of grant, and exercisable when the Company’s stock price remains for a period of time as specified in the Employment Agreement at or above certain levels from $4 to $20.

In connection with Mr. Mewawalla’s appointment, Mr. James Manning will step down as Chief Executive Officer of the Company, effective May 22, 2023. Mr. Manning was appointed Chief Executive Officer and director on March 9, 2021. Mr. Manning will remain a non-executive director on the board. Mr. Manning and Mr. Mewawalla are working together on the CEO transition, and Mr. Manning will make himself available to assist Mr. Mewawalla in his new role as required.

Mr. Manning entered into a Letter Deed of Departure with Mawson Infrastructure Group Pty Ltd. Mr. Manning will receive certain termination benefits, including 12 months’ salary (AUD 800,000), short term incentive payment (AUD 716,919.25), payment in lieu of statutory leave (AUD 418,651.63), and pension plan benefits (AUD 6,875.00). The parties settled outstanding claims regarding the number of RSUs owed to Mr. Manning by cancelling all RSUs owed to Mr. Manning and agreeing to issue 1,350,000 new RSUs. In addition, Mr. Manning will retain certain devices he used during his term of employment, and has been provided with a license to use a designated office space within the Company’s Sydney office for up to 12 months.

In connection with Mr. Manning entering into the Letter Deed of Departure and Mr. Mewawalla’s appointment as Chief Executive Officer and President, Mr. Manning’s employment agreement with the Company’s subsidiary, Mawson Infrastructure Group Pty Ltd, was terminated on May 22, 2023. In 2023 Mr. Manning’s base salary was USD555,760. Mr. Manning was eligible to be issued 1,290,936 restricted stock units, and was eligible for maximum bonuses valued at $1,515,926 (subject to meeting stretch targets). Prior to termination, the agreement required that Mr. Manning devote a minimum of approximately 30 hours per week to the Company, provided for a maximum term of 5 years ending in November 2024, and allowed for 5 weeks paid time off each year..

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the press release issued by the Company announcing the new Chief Executive Officer and President is filed as Exhibit 99.1 hereto and is incorporated by reference herein. The foregoing description of the Letter Deed of Departure is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Mawson Infrastructure Group Inc. and Rahul Mewawalla, dated May 22, 2023.
10.2	Letter Deed of Departure by and between Mawson Infrastructure Group Pty Ltd and James Manning, dated May 22, 2023
99.1	Press release, dated May 22, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: May 25, 2023	By:	/s/ Greg Martin
Chairman of the Board